Exhibit 10.2

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of this 21st day of August, 2003 (this “Agreement”), is among:  (1) SHERIDAN ACQUISITION CORP. (“SAC” or the “Company”) and THE SHERIDAN GROUP, INC. (“TSG,” or, after consummation of the merger described below, the “Company”); (2) THE SUBSIDIARIES OF TSG IDENTIFIED ON THE SIGNATURE PAGES HERETO (together with other subsidiaries of TSG parties hereto from time to time, the “Guarantors”); (3) THE BANK OF NEW YORK, as trustee for the Noteholders pursuant to the Indenture referred to below and as collateral agent for the Noteholders pursuant to the Collateral Agreements referred to in the Indenture (together with its successors and assigns in such capacities, the “Trustee”); and (4) FLEET NATIONAL BANK (together with it successors and assigns and all replacement lenders contemplated below, the “Lender”).

Background

A.                 TSG, as survivor to a merger with SAC, is party to a certain Indenture, dated as of the date hereof (as the same may be amended, restated, modified, supplemented, and/or replaced from time to time consistent with the provisions hereof, the “Indenture”) with the Trustee.  Pursuant to the Indenture, the Company issued certain promissory notes (together with any other promissory notes issued thereunder from time to time, the “Indenture Notes”) in an original aggregate principal amount equal to $105,000,000.  The Guarantors have guaranteed the obligations of the Company in respect of the Indenture, the Indenture Notes and related agreements and instruments.

B.                   TSG, as survivor to the aforementioned merger with SAC, is also party to a certain Credit Agreement, dated as of the date hereof (as the same may be amended, restated, modified, supplemented, and/or replaced from time to time consistent with the provisions hereof, the “Credit Agreement”) with the Lender.  Pursuant to the Credit Agreement, the Lender has agreed to extend credit in an original aggregate principal amount not to exceed $18,000,000.  The Guarantors have guaranteed the obligations of the Company in respect of the Credit Agreement, the letters of credit issued thereunder, the related notes and other related agreements and instruments.

C.                   In connection with the Indenture, the Credit Agreement, the related guarantees and notes and certain other agreements and instruments entered into in connection therewith, the Company and Guarantors have granted a lien on substantially all of their assets to secure their obligations thereunder.

D.                  The Trustee and the Lender wish to clarify their relative rights with respect to the collateral and certain related matters as set forth below.

NOW THEREFORE, intending to be legally bound the parties hereto agree as follows.

1.                   Definitions.  The following terms shall be used in this Agreement as defined below.

1.1                                 “Bank Documents” means, collectively, the Credit Agreement, letters of credit, notes, collateral documents, guarantees, interest rate protection agreements and other agreements and instruments entered into under or in connection with the Credit Agreement from time to time, in each case as the same may be amended, restated, modified, supplemented, and/or replaced from time to time consistent with the provisions hereof.

1.2                                 “Bank Excluded Assets” means assets, if any, that are expressly excluded from collateral under the terms of the Bank Documents.

1.3                                 “Bank Junior Lien” means the Lien in favor of the Lender in respect of the Note Priority Collateral.

1.4                                 “Bank Maximum Amount” means, with respect to Bank Obligations, up to the Bank Permitted Principal Amount in principal amount outstanding, plus all related interest, fees, costs, indemnities and expenses.

1.5                                 “Bank Obligations” means all obligations of the Obligors under the Bank Documents including, without limitation, principal of and interest on the notes (including, without limitation, interest accruing at the then applicable rate provided in the Bank Documents after the maturity date of the notes and interest accruing at the then applicable rate provided in the Bank Documents after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to the Obligors whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations in resect of letters of credit, obligations under interest rate protection agreements, all indemnities, costs and expenses, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred under or pursuant to the Bank Documents.

1.6                                 “Bank Permitted Principal Amount” shall have the meaning ascribed to such term in Section 11.2.

1.7                                 “Bank Priority Collateral” means (a) all assets constituting personal property (whether tangible or intangible), now owned or hereafter acquired by the Company or any Guarantor or in which the Company or any Guarantor now or in the future has an interest and including, without limitation, all equity interests in subsidiaries and proceeds thereof but excluding the Note Priority Collateral and (b) the equity of the Company and proceeds thereof, provided, however, Bank Priority Collateral shall not include Bank Excluded Assets.

1.8                                 “Bankruptcy Code” means The Bankruptcy Code of 1978, as amended from time to time (11 U.S.C. Sections 101 et seq.), and any replacement or successor act that has a substantially similar purpose.

1.9                                 “Bank Senior Lien” means the Lien in favor of the Lender in respect of the Bank Priority Collateral.

1.10                           “Collateral Enforcement Action” means the exercise of any rights and remedies available to the Lender or the Trustee, as applicable, pursuant to any agreement or under applicable law to enforce its rights and remedies relative to any collateral security provided for in the Bank Documents or Note Documents, as applicable, including, without limitation, (a) the commencement of any action, suit or other proceeding against any Obligors to foreclose (whether in strict foreclosure or otherwise), attach, seize, sell or otherwise to realize upon any of the security, (b) the exercise of any rights of set-off, (c) any notification by a secured party to an account debtor with respect to any account constituting collateral, which notification would direct such account debtor to remit payments with respect to such account to the notifying party and (d) the collection, possession, removal or sale of any collateral or the exercise of any other self-help remedy.

1.11                           “Lien” means any mortgage, security interest, pledge, hypothecation, lien or similar encumbrance.

1.12                           “Liquidation” means the legal termination, winding up or dissolution of an Obligor and/or the liquidation of all or substantially all of the assets of an Obligor other than a legal termination, winding up, dissolution or liquidation of a Guarantor in connection with a merger or disposition permitted by the terms of the Note Documents and the Bank Documents.

1.13                           “Note Documents” means, collectively, the Indenture, the Indenture Notes, collateral documents, guarantees, and other agreements and instruments entered into under or in connection with the Indenture from time to time, in each case as the same may be amended, restated, modified, supplemented, and/or replaced from time to time consistent with the provisions hereof.

1.14                           “Note Excluded Assets” means assets that are expressly excluded from collateral under the terms of the Note Documents.

1.15                           “Noteholders” means the holders of the Notes from time to time.

1.16                           “Note Junior Lien” means the Lien in favor of the Trustee in respect of the Bank Priority Collateral.

1.17                           “Note Maximum Amount” means, with respect to the Note Obligations, up to the Note Permitted Principal Amount in principal amount outstanding, plus all related interest, fees, costs, indemnities and expenses.

1.18                           “Note Obligations” means all obligations of the Obligors under the Note Documents including, without limitation, principal of and interest on the Notes (including, without limitation, interest accruing at the then applicable rate provided in the Note Documents after the maturity date of the Notes and interest accruing at the then applicable rate provided in the Note Documents after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to the Obligors whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all indemnities, costs and expenses, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred under or pursuant to the Note Documents.

1.19                           “Note Permitted Principal Amount” shall have the meaning ascribed to such term in Section 11.6.

1.20                           “Note Priority Collateral” means all real property, equipment and fixtures, now owned or hereafter acquired by the Company or any Guarantor or in which the Company or any Guarantor now or in the future has an interest, together with all proceeds thereof resulting from a sale or other disposition thereof, provided, however, Note Priority Collateral shall not include Note Excluded Assets.

1.21                           “Note Senior Lien” means the Lien in favor of the Trustee in respect of the Note Priority Collateral.

1.22                           “Insolvency Proceeding” means any receivership, conservatorship, general meeting of creditors, insolvency or bankruptcy proceeding, assignment for the benefit of creditors, or any proceeding or action by or against any of the Obligors for any relief under the Bankruptcy Code or any other insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, dissolution, liquidation, compositions or extensions, or the appointment of any receiver, intervenor or conservator of, or trustee, or similar officer for, any of the Obligors or any substantial part of its properties or assets.

1.23                           “Obligors” means, collectively, the Company and the Guarantors.

2.                   Priority of Security Interests and Obligations.

2.1                                 Pari Passu Obligations.  The payment obligations of the Obligors under the Note Documents and Bank Documents are all senior secured obligations of the Obligors, ranking equally in priority of payment except certain payments in respect of or arising out of Liens as provided herein.

2.2                                 Priority of Security Interest in Bank Priority Collateral.  The Bank Senior Lien shall at all times be and remain superior and prior in right of payment and enforcement to the Note Junior Lien and the Note Junior Lien shall at all times be junior and subordinate to the Bank Senior Lien with respect to the Bank Priority Collateral, in each case up to, but not in excess of, the Bank Maximum Amount.

2.3                                 Priority of Security Interest in Note Priority Collateral  The Note Senior Lien shall at all times be and remain superior and prior in right of payment and enforcement to the Bank Junior Lien and the Bank Junior Lien shall at all times be junior and subordinate to the Note Senior Lien with respect to the Note Priority Collateral, in each case up to, but not in excess of, the Note Maximum Amount.

2.4                                 Third Party Security Interest.  To the extent that the Bank Junior Lien or the Note Junior Lien has priority over any Liens in favor of any third party with respect to the applicable collateral (including, but not limited to, any trustee or similar party under the Bankruptcy Code), under law or contract, or priority over the claims of unsecured creditors, nothing in this Agreement shall alter that priority.

3.                   Enforcement Actions Against Collateral.

3.1                                 Collateral Enforcement Action by the Trustee in Respect of Note Priority Collateral.  The Trustee may, at any time and from time to time, take or refrain from taking, any Collateral Enforcement Action with respect to the Note Priority Collateral, without notice to or provision for the Lender except as expressly provided herein.

3.2                                 Collateral Enforcement Action by the Trustee in Respect of Bank Priority Collateral.  Until the indefeasible payment in full in cash of the Bank Obligations and the termination of any commitment by the Lender to extend credit under the Credit Agreement and/or termination of any provision by the Lender for a voluntary line of credit under the Credit Agreement, as applicable (or unless the Lender consents in its sole discretion), the Trustee shall not take any Collateral Enforcement Action with respect to the Bank Priority Collateral.

3.3                                 Collateral Enforcement Action by Lender in Respect of Bank Priority Collateral.  The Lender may, at any time and from time to time, take or refrain from taking, any Collateral Enforcement Action with respect to the Bank Priority Collateral, without notice to or provision for the Trustee or the Noteholders except as expressly provided herein.

3.4                                 Collateral Enforcement Action by Lender in Respect of Note Priority Collateral.  Until the indefeasible payment in full in cash of the Note Obligations or a defeasance of the obligations under the Indenture (or unless the Trustee otherwise consents in its sole discretion), the Lender shall not take any Collateral Enforcement Action with respect to the Note Priority Collateral.

4.                   Distributions From Dispositions of Collateral; Bankruptcy or Liquidation.

4.1                                 Proceeds of Note Priority Collateral in General.  Until the indefeasible payment in full in cash of the Note Obligations or a defeasance of the obligations under the Indenture (or unless the Trustee consents in its sole discretion), except for a sale or other disposition in connection with an Insolvency Proceeding or Liquidation of an Obligor (which sale or other disposition shall be governed by Section 4.2), in the event of a sale or other disposition by the Trustee (whether in connection with a Collateral Enforcement Action or otherwise) of any or all of the Note Priority Collateral, except as otherwise provided in the Note Documents, proceeds of such sale or other disposition, to the extent necessary to satisfy the Note Obligations, shall be paid over to the Trustee in respect of the Note Obligations to be applied by the Trustee against such Note Obligations in any order that the Trustee determines.

4.2                                 Distributions in Respect of Note Priority Collateral in Insolvency Proceeding or Liquidation.  Notwithstanding any other provisions of this Agreement, until the indefeasible payment in full in cash of the Note Obligations or a defeasance of the obligations under the Indenture, in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of an Obligor or the proceeds thereof, to creditors of such Obligor by reason of a Liquidation or Insolvency Proceeding, then and in any such event any payment or distribution or benefit of any kind whatsoever or character, whether in cash, securities or other property in respect of or arising out of the Note Priority Collateral shall be payable and paid or delivered directly to the Trustee, to the extent necessary to satisfy the Note Obligations, for application to the Note Obligations, whether then due or not due, to be applied by the Trustee against such Note Obligations in any order that the Trustee determines.

4.3                                 Proceeds of Bank Priority Collateral in General.  Until the indefeasible payment in full in cash of the Bank Obligations and the termination of any commitment by the Lender to extend credit under the Credit Agreement and/or termination of any provision by the Lender for a voluntary line of credit under the Credit Agreement, as applicable (or unless the Lender consents in its sole discretion), except for a sale or other disposition in connection with an Insolvency Proceeding or Liquidation of an Obligor (which sale or other disposition shall be governed by Section 4.4), in the event of a sale or other disposition by the Lender (whether in connection with a Collateral Enforcement Action or otherwise) of any or all of the Bank Priority Collateral of such Obligor, except as otherwise provided in the Bank Documents, all proceeds of such sale or other disposition shall be paid over to the Lender in respect of the Bank Obligations, to the extent necessary to satisfy the Bank Obligations, to be applied by the Lender against such Bank Obligations in any order that the Lender determines.

4.4                                 Distributions in Respect of Bank Priority Collateral in Insolvency Proceeding or Liquidation.  Notwithstanding any other provisions of this Agreement, until the indefeasible payment in full in cash of the Bank Obligations and the termination of any commitment by the Lender to extend credit under the Credit Agreement and/or termination of any provision by the Lender for a voluntary line of credit under the Credit Agreement, as applicable (or unless the Lender consents in its sole discretion), in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of an Obligor or the proceeds thereof, to creditors of such Obligor by reason of a Liquidation or Insolvency Proceeding, then and in any such event any payment or distribution or benefit of any kind whatsoever or character, whether in cash, securities or other property in respect of or arising out of the Bank Priority Collateral shall be payable and paid or delivered directly to the Lender for application to the Bank Obligations, to the extent necessary to satisfy the Bank Obligations, whether then due or not due, to be applied by the Lender against such Bank Obligations in any order that the Lender determines.

4.5                                 Excess Proceeds.  Any proceeds from sales or distributions of, or any other realization on, Note Priority Collateral in excess of the Note Obligations (subject to Section 11.6) shall be delivered to the Lender to be applied to the Bank Obligations, or to the Company if the Bank Obligations have been paid in full in accordance with this Agreement.  Any proceeds from sales or distributions of, or any other realization on, Bank Priority Collateral in excess of the Bank Obligations (subject to Section 11.6) shall be delivered to the Trustee to be applied to the Note Obligations, or to the Company if the Note Obligations have been paid in full in accordance with this Agreement.

5.                   Release of Junior Liens in Connection with Sales or other Dispositions of Collateral.

5.1                                 Release of Note Priority Collateral in Connection with Collateral Enforcement Action.  At the request of the Trustee, the Lender shall release its Lien on the Note Priority Collateral in connection with any transfer, sale or other disposition pursuant to a Collateral Enforcement Action (including, without limitation, in an action for strict foreclosure) related to such Note Priority Collateral so that such collateral may be transferred, sold or otherwise disposed of free of the Bank Junior Lien.

5.2                                 Release of Note Priority Collateral in Connection with Sale Under Indenture.  If any Note Priority Collateral is transferred, sold or otherwise disposed of by the applicable Obligor in accordance with the terms of the Indenture and if, in connection therewith, the Trustee releases the Note Senior Lien on such collateral, at the request of the Trustee, the Lender shall release the Bank Junior Lien on such collateral, provided, however, that nothing herein shall serve to waive any default under the Bank Documents if such transfer, sale or other disposition is not permitted by the terms thereof.

5.3                                 Release of Bank Priority Collateral in Connection with Collateral Enforcement Action. At the request of the Lender, the Trustee shall release its Lien on Bank Priority Collateral in connection with any transfer, sale or other disposition pursuant to a Collateral Enforcement Action (including, without limitation, in an action for strict foreclosure) related to such Bank Priority Collateral so that such collateral may be transferred, sold or otherwise disposed of free of the Note Junior Lien.

5.4                                 Release of Bank Priority Collateral in Connection with Sale Under Credit Agreement.  If any Bank Priority Collateral is transferred, sold or otherwise disposed of by the applicable Obligor in accordance with the terms of the Credit Agreement and if, in connection therewith, the Lender releases the Bank Senior Lien on such collateral, at the request of the Lender, the Trustee shall release the Note Junior Lien on such collateral, provided, however, that nothing herein shall serve to waive any default under the Note Documents if such transfer, sale or other disposition is not permitted by the terms thereof.

6.                   Certain Notices.

6.1                                 The Lender shall give the Trustee such notices of sales or other dispositions of the Bank Priority Collateral as is expressly provided in this Agreement.

6.2                                 The Trustee shall give the Lender such notices of sales or other dispositions of the Note Priority Collateral as is expressly provided in this Agreement.

6.3                                 The Company shall immediately give the Trustee a copy of any notice of acceleration it receives from the Lender.  The Company shall immediately give the Lender a copy of any notice of acceleration it receives from the Trustee.

7.                   Further Assurances; Cooperation of Parties.

7.1                                 Trustee Authorized to Act.  The Lender hereby authorizes and empowers the Trustee, in its discretion, to demand, sue for, collect and receive every payment or distribution in respect of and give acquittance for the Note Priority Collateral as the Trustee may deem necessary or advisable for the enforcement of this Agreement and to collect all payments, distributions or disbursements made thereon in whatever form the same may be paid or issued, and, in its discretion, to apply the same on account of any of the Note Obligations, without regard to the validity of the Bank Junior Lien.  In furtherance of the foregoing, the Lender agrees duly and promptly to take such action as may be reasonably requested by the Trustee to assist in the collection of the Note Priority Collateral for the account of the Trustee and to execute and deliver to the Trustee on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be reasonably requested by the Trustee to enable the Trustee to enforce any and all rights upon or with respect to the Note Priority Collateral, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Note Priority Collateral as if the Bank Junior Liens had originally been granted in favor of the Trustee.

7.2                                 Payments For the Benefit of Trustee.  If any payment in respect of Note Senior Collateral is received by the Lender in violation of the terms of this Agreement prior to the indefeasible payment in full in cash of the Note Obligations or a defeasance of the obligations under the Indenture (unless consented to by the Trustee in its sole discretion) the payment or distribution to the Lender shall be received in trust for the benefit of the Trustee and the Lender will forthwith deliver the same to the Trustee in precisely the form received (except for the endorsement of or assignment by the Lender where necessary), for application to the Note Obligations, whether then due or not due in such order and manner as the Trustee may elect.

7.3                                 Appointment of Lender as Representative.  If at any time perfection of the Lien on any Bank Priority Collateral or Note Priority Collateral is effected by possession or control and the Lender (but not the Trustee) has such possession or control of such Bank Priority Collateral or Note Priority Collateral, the Trustee hereby appoints the Lender as its non-exclusive representative for purposes of perfection by possession or control and the Lender hereby accepts such appointment, provided that, the Lender shall not incur liability to the Trustee by virtue of acting as its representative hereby.  The Lender agrees that, upon the indefeasible payment in full in cash of the Bank Obligations and the termination of any commitment by the Lender to extend credit under the Credit Agreement [and/or termination of any provision by the Lender for a voluntary line of credit under the Credit Agreement, as applicable], and provided that any Note Obligations are still outstanding, it shall promptly transfer possession or control of such collateral to the Trustee.

7.4                                 General Further Assurances by Lender.  The Lender agrees to take such further action as is reasonably requested by the Trustee to effect the purposes hereof.

7.5                                 Limitations on Required Lender Actions. Notwithstanding anything herein to the contrary, the Lender shall not be obligated to take action (a) that could, in the reasonable determination of the Lender, expose the Lender to any liability that would not be fully reimbursed by the Company as a result of the indemnification provided herein or otherwise (which determination may take account of the financial condition of the Company) or other indemnification reasonably satisfactory to the Lender or (b) that could, in the reasonable determination of the Lender, cause the Lender to incur costs or expenses that would not be fully reimbursed by the Company as a result of the expense reimbursement provision provided herein or otherwise (which determination may take account of the financial condition of the Company) or other cost reimbursement provision reasonably satisfactory to the Lender.

7.6                                 Lender Authorized to Act.  The Trustee hereby authorizes and empowers the Lender, in its discretion, to demand, sue for, collect and receive every payment or distribution in respect of and give acquittance for the Bank Priority Collateral as the Lender may deem necessary or advisable for the enforcement of this Agreement and to collect all payments, distributions or disbursements made thereon in whatever form the same may be paid or issued, and, in its discretion, to apply the same on account of any of the Bank Obligations, without regard to the validity of the Note Junior Lien.  In furtherance of the foregoing, the Trustee agrees duly and promptly to take such action as may be reasonably requested by the Lender to assist in the collection of the Bank Priority Collateral for the account of the Lender and to execute and deliver to the Lender on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be reasonably requested by the Lender to enable the Lender to enforce any and all rights upon or with respect to the Bank Priority Collateral, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Bank Priority Collateral as if the Note Junior Liens had originally been granted in favor of the Lender.

7.7                                 Payments For the Benefit of Lender.  If any payment in respect of Bank Senior Collateral is received by the Trustee in violation of the terms of this Agreement prior to the indefeasible payment in full in cash of the Bank Obligations and the termination of any commitment by the Lender to extend credit under the Credit Agreement and/or termination of any provision by the Lender for a voluntary line of credit under the Credit Agreement, as applicable (or unless the Lender consents in its sole discretion), the payment or distribution to the Trustee shall be received in trust for the benefit of the Lender and the Trustee will forthwith deliver the same to the Lender in precisely the form received (except for the endorsement of or assignment by the Trustee where necessary), for application to the Bank Obligations, whether then due or not due in such order and manner as the Lender may elect.

7.8                                 Appointment of Trustee as Representative.  If at any time perfection of the Lien on any Bank Priority Collateral or Note Priority Collateral is effected by possession or control and the Trustee (but not the Lender) has such possession or control of such Bank Priority Collateral or Note Priority Collateral, the Lender hereby appoints the Trustee as its non-exclusive representative for purposes of perfection by possession or control and the Trustee hereby accepts such appointment, provided that, the Trustee shall not incur liability to the Lender by virtue of acting as its representative hereby.  The Trustee agrees that, upon the indefeasible payment in full in cash of the Note Obligations and provided that any Bank Obligations are still outstanding, it shall promptly transfer possession or control of such collateral to the Lender.

7.9                                 General Further Assurances by the Trustee.  The Trustee agrees to take such further action as is reasonably requested by the Lender to effect the purposes hereof.

7.10                           Limitations on Required Trustee Actions. Notwithstanding anything herein to the contrary, the Trustee shall not be obligated to take action (a) that could, in the reasonable determination of the Trustee, expose the Trustee to any liability that would not be fully reimbursed by the Company as a result of the indemnification provided herein or otherwise (which determination may take account of the financial condition of the Company) or other indemnification reasonably satisfactory to the Trustee or (b) that could, in the reasonable determination of the Trustee, cause the Trustee to incur costs or expenses that would not be fully reimbursed by the Company as a result of the expense reimbursement provision provided herein or otherwise (which determination may take account of the financial condition of the Company) or other cost reimbursement provision reasonably satisfactory to the Trustee.

7.11                           General Further Assurances by Company.  The Company agrees to take such further action as is reasonably requested by the Lender or the Trustee to effect the purposes hereof.  Without limiting the generality of the foregoing, the Company shall provide the Lender and the Trustee with access to its properties as contemplated in Section 8 below.

8.                   Limited Right of Access.

8.1                                 Without limiting any rights the Lender may otherwise have under applicable law or by agreement, and so long as the Trustee has not commenced, or is not continuing, a Collateral Enforcement Action with respect to any particular Note Priority Collateral, the Lender may, during normal business hours, access Bank Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (C) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), such  Note Priority Collateral (collectively, the “Bank Commingled Collateral”),  for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of inventory involving, taking possession of, moving, selling storing or taking Collateral Enforcement Actions with respect to, the Bank Commingled Collateral (collectively, “Lender Permitted Access Purposes”).

8.2                                 Without limiting any rights the Trustee may otherwise have under applicable law or by agreement, and so long as the Lender has not commenced, or is not continuing, a Collateral Enforcement Action with respect to any particular Bank Priority Collateral, the Trustee may, during normal business hours, access Note Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code), or (C) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code), such  Bank Priority Collateral (collectively, the “Note Commingled Collateral”), for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, operating, taking possession of, moving, selling storing or taking Collateral Enforcement Actions with respect to, the Note Commingled Collateral (collectively, “Trustee Permitted Access Purposes”).

8.3                                 Without limiting any rights the Lender may otherwise have under applicable law or by agreement and at any time that the Trustee has commenced, and is continuing, a Collateral Enforcement Action with respect to any particular Note Priority Collateral, the Lender may, during normal business hours, access the related Bank Commingled Collateral for Lender Permitted Access Purposes until the consummation of any sale of such Note Priority Collateral; provided that, the Lender shall use commercially reasonable efforts to not interfere with the Trustee’s Collateral Enforcement Action; and provided further that the Trustee shall give the Lender at least 30 days’ prior written notice (or such shorter period as shall be agreed to by the Lender), of the consummation of the  sale of such Note Priority Collateral or (b) arrange for the Lender to access the related Note Priority Collateral notwithstanding such sale.  The Lender’s access rights under this Section 8.3 and Section 8.1 are collectively referred to as the “Lender’s Access Right”.  The Trustee shall give Lender written notice within three (3) days after it commences any Collateral Enforcement Action referenced in subsections (a) or (d) of the definition of such term.

8.4                                 Without limiting any rights the Trustee may otherwise have under applicable law or by agreement and at any time that the Lender has commenced, and is continuing, a Collateral Enforcement Action with respect to any particular Bank Priority Collateral, the Trustee may, during normal business hours, access the related Note Commingled Collateral for Trustee Permitted Access Purposes until the consummation of any sale of such Bank Priority Collateral; provided that, the Trustee shall use commercially reasonable efforts to not interfere with the Lender’s Collateral Enforcement Action; and provided further that the Lender shall (a) give the Trustee at least 30 days’ prior written notice (or such shorter period as shall be agreed to by the Lender), of the consummation of the  sale of such Bank Priority Collateral or (b) arrange for the Trustee to access the related Note Priority Collateral notwithstanding such sale.  The Trustee’s access rights under this Section 8.4 and Section 8.2 are collectively referred to as the “Trustee’s Access Right”.  The Lender shall give the Trustee written notice within three (3) days after it commences any Collateral Enforcement Action referenced in subsections (a) or (d) of the definition of such term against tangible Bank Priority Collateral.

8.5                                 If the Lender damages, destroys or sells any Note Priority Collateral in the exercise of the Lender’s Access Right or any Collateral Enforcement Action, the Lender shall, at its expense (but subject to the Company’s indemnification and reimbursement obligations and application of any available insurance proceeds) repair or replace such damaged or destroyed Note Priority Collateral or reimburse the Trustee for its loss.

8.6                                 The Lender confirms that, in the event of the sale or other transfer of or exercise of any Collateral Enforcement Action respecting the Bank Priority Collateral, none of the Note Priority Collateral shall be sold or otherwise transferred with the Bank Priority Collateral (without the Trustee’s consent) or shall be damaged or destroyed in connection therewith.

8.7                                 The Trustee shall use commercially reasonable efforts to not hinder or obstruct the Lender from exercising the Lender’s Access Right.  The Lender shall use commercially reasonable efforts to not hinder or obstruct the Trustee from exercising the Trustee’s Access Right.

8.8                                 The Trustee confirms that, in the event of the sale or other transfer of or exercise of any Collateral Enforcement Action respecting the Note Priority Collateral, none of the Bank Priority Collateral shall be sold or otherwise transferred with the Note Priority Collateral (without the Lender’s consent) or shall be damaged or destroyed in connection therewith.

8.9                                 If the Trustee damages, destroys or sells any Bank Priority Collateral in the exercise of the Trustee’s Access Right or any Collateral Enforcement Action, the Trustee shall, at its expense (but subject to the Company’s indemnification and reimbursement obligations and application of any available insurance proceeds) repair or replace such damaged or destroyed Bank Priority Collateral or reimburse the Lender for its loss.

9.                   Certain Waivers.

9.1                                 Validity of Note Senior Lien. The Lender waives any right to contest the validity, perfection, enforceability or priority of the Note Senior Lien, whether in connection with an Insolvency Proceeding or otherwise.

9.2                                 Certain Waivers of Lender Relative to Note Priority Collateral, Marshalling, Etc.  The Lender waives (a) any right it may have to object to any sale or other disposition of or realization on Note Priority Collateral by or on behalf of the Trustee, including, without limitation, on the grounds of failure to provide adequate notice, so long as the Lender shall have received at least five business days’ notice of such sale or other disposition (which notice is deemed to be reasonable by the Lender) (b) any right to claim or take advantage of any appraisal, valuation, stay, extension, moratorium, turnover, redemption or similar law that may prevent, delay, hinder or otherwise adversely affect a Collateral Enforcement Action relative to any Note Priority Collateral, (c) any right it may have to require the Trustee to marshal any assets of the Obligors in favor of the Lender, (d) any rights of subrogation relative to the Note Priority Collateral, and (e) presentment, demand, protest and notice of any kind (except as expressly required herein), in each case to the fullest extent permitted by applicable law.  Without limiting the generality of the foregoing, except to the extent specifically provided for in this Agreement, the Lender hereby agrees that any lawful action taken by or on behalf of the Trustee in the exercise of any Collateral Enforcement Action in respect of the Note Priority Collateral shall be deemed to be consented to and approved by the Lender in all respects, including, without limitation, at the option of the Trustee, the sale or other disposition or realization on or of any or all of the Note Priority Collateral, free of the Bank Junior Lien.

9.3                                 Validity of Bank Senior Lien.  The Trustee waives any right to contest the validity, perfection, enforceability or priority of the Bank Senior Lien, whether in connection with an Insolvency Proceeding or otherwise.

9.4                                 Certain Waivers of Trustee Relative to Bank Priority Collateral, Marshalling, Etc.  The Trustee waives (a) any right it may have to object to any sale or other disposition of or realization on Bank Priority Collateral by or on behalf of the Bank, including, without limitation, on the grounds of failure to provide adequate notice, so long as the Trustee shall have received at least five business days’ notice of such sale or other disposition (which notice is deemed to be reasonable by the Trustee), or on the grounds that equity collateral could yield greater proceeds if it were registered under applicable securities laws, (b) any right to claim or take advantage of any appraisal, valuation, stay, extension, moratorium, turnover, redemption or similar law that may prevent, delay, hinder or otherwise adversely affect a Collateral Enforcement Action relative to any Bank Priority Collateral, (c) any right it may have to require the Bank to marshal any assets of the Obligors in favor of the Trustee, (d) any rights of subrogation relative to the Bank Priority Collateral, and (e) presentment, demand, protest and notice of any kind (except as expressly required herein), in each case to the fullest extent permitted by applicable law.  Without limiting the generality of the foregoing, except to the extent specifically provided for in this Agreement, the Trustee hereby agrees that any lawful action taken by or on behalf of the Lender in the exercise of any Collateral Enforcement Action in respect of the Bank Priority Collateral shall be deemed to be consented to and approved by the Trustee in all respects, including, without limitation, at the option of the Lender, the sale or other disposition or realization on or of any or all of the Bank Priority Collateral, free of the Note Junior Lien.

9.5                                 Waiver of Certain Objections In Connection with Bankruptcy Financing.  If any of the Obligors shall become subject to an Insolvency Proceeding and if the Lender desires to permit the use of any Bank Priority Collateral consisting of cash collateral and/or to provide or permit financing to such Obligor under either Section 363 or Section 364 of the Bankruptcy Code (or any subsequent provision relating to such matters) secured by any Bank Priority Collateral, the Trustee agrees not to object to any such financing secured by Bank Priority Collateral or such use of Bank Priority Collateral consisting of cash collateral on the grounds of a failure to provide “adequate protection” for the Trustee; it being understood that, in the case of any such post-petition financing provided by the Lender, the Trustee shall have a post-petition Lien on the affected Bank Priority Collateral subordinated to the Lender’s replacement Lien on such collateral to the same extent as the Note Junior Lien is subordinated to the Bank Senior Lien pursuant to this Agreement.

10.            Continuing Lien Priorities.

10.1                           The lien priorities provided in this Agreement and obligations and rights of the parties hereunder shall not be altered or otherwise affected by:

(a)                                  the order, time, manner of attachment, perfection or recording of the Liens in favor of the Lender or the Trustee;

(b)                                 any refinancing of or amendments to the terms of or any assignments under the Bank Documents or the Note Documents, subject only to the provisions of Section 11;

(c)                                  any action or inaction by the Lender with respect to the Bank Priority Collateral or its other rights and obligations under the Bank Documents or any action or inaction by the Trustee with respect to the Note Priority Collateral or its other rights and obligations under the Note Documents;

(d)                                 the institution or pendency of any Insolvency Proceeding or Liquidation of any Obligor;

(e)                                  the availability of any other right of the Trustee or the Lender; or

(f)                                    Any other event or condition that could otherwise affect the enforceability of the terms of this Agreement.

11.            Modifications of Debt Documents, Assignments and Refinancings.

11.1                           Modifications, Assignments and Refinancings of Bank Obligations in General.  From time to time, the Bank Documents may be amended, restated, modified and/or supplemented, the Bank Obligations may be refinanced pursuant to new Bank Documents and the Lender may assign any or all of its rights and obligations under the Bank Documents, in each case, secured by the Bank Senior Lien and Bank Junior Lien, subject only to the provisions of the following Sections 11.2 and 11.3 below.

11.2                           Limitations on Amount of Bank Obligations.  Notwithstanding anything else provided herein, until the indefeasible payment in full in cash of the Note Obligations or a defeasance of the obligations under the Indenture (or unless the Trustee otherwise consents in its sole discretion), if the Lender amends, restates, modifies, supplements, and or refinances the Bank Obligations in any manner that results in the Company being permitted to incur indebtedness under the Bank Documents in an aggregate principal amount (the “Bank Actual Principal Amount”) in excess of the greater of (a) $20,000,000 and (b) the sum of 85% of the amount of the net book value of the accounts receivable of the Company and its subsidiaries, on a consolidated basis, and 50% of the net book value of inventory of the Company and its subsidiaries, on a consolidated basis, in each case determined in accordance with generally accepted accounting principles (the greater being referred to as the “Bank Permitted Principal Amount”), then the excess of the Bank Actual Principal amount over the Bank Permitted Principal Amount (and all interest on (including interest rate protection obligations) and fees in respect of such excess amount) shall not be entitled to the Bank Senior Lien.

11.3                           Bank Obligations to Remain Subject to this Agreement.  Any amendment, restatement, modification, supplement, and /or refinancing of the Bank Obligations shall be expressly subject to the terms of this Agreement.

11.4                           No Waiver of Default Under Note Documents.  Nothing herein shall serve to waive any default under the Note Documents if such amendment, restatement, modification, supplement, and /or refinancing of the Bank Obligations is not permitted by the terms thereof.

11.5                           Modifications, Assignments and Refinancings of Note Obligations in General.  From time to time, the Note Documents may be amended, restated, modified and/or supplemented, the Note Obligations may be refinanced pursuant to new Note Documents and the Trustee (and Noteholders) may assign any or all of its (their) rights and obligations under the Note Documents, in each case, secured by the Note Senior Lien and Note Junior Lien, subject only to the provisions of the following Sections 11.6 and 11.7 below.

11.6                           Limitations on Amount of Note Obligations.  Notwithstanding anything else provided herein, until the indefeasible payment in full in cash of the Bank Obligations and the termination of any commitment by the Lender to extend credit under the Credit Agreement (or unless the Lender consents in its sole discretion), if the Trustee amends, restates, modifies, supplements, and/or refinances the Note Obligations in any manner that results in the Company being permitted to incur indebtedness under the Note Documents in an aggregate principal amount (the “Note Actual Principal Amount”) in excess of $105,000,000 (the “Note Permitted Principal Amount”), then the excess of the Note Actual Principal Amount over the Note Permitted Principal Amount (and all interest on (including interest rate protection obligations) and fees in respect of such excess amount) shall not be entitled to the Note Senior Lien.

11.7                           Note Obligations to Remain Subject to this Agreement.  Any amendment, restatement, modification, supplement, and /or refinancing of the Note Obligations shall be expressly subject to the terms of this Agreement.

11.8                           No Waiver of Default Under Bank Documents.  Nothing herein shall serve to waive any default under the Bank Documents if such amendment, restatement,

modification, supplement, and /or refinancing of the Note Obligations is not permitted by the terms thereof.

11.9                           Insolvency Proceeding Limitation.  The provisions of this Section 11 shall not apply to any financing provided in connection with an Insolvency Proceeding in accordance with Section 9.5.

12.            Joinder of Additional Guarantors.

12.1                           Additional Guarantors.  Pursuant to the Bank Documents and the Note Documents, subsidiaries of the Company which are acquired or organized after the date of this Agreement may be required to become guarantors of the Bank Obligations and/or the Note Obligations and provide security in connection therewith.  At any time that such a subsidiary becomes a guarantor of the Bank Obligations and the Note Obligations, it shall join in this Agreement, with the same effect and to the same extent as if such subsidiary had been named herein as a Guarantor.  The Company covenants and agrees that it will cause any such subsidiary which becomes obligated to guarantee the obligations of the Company under the Bank Documents and the Note Documents to execute a joinder agreement satisfactory in form and substance to the Lender and the Trustee.  The execution and delivery of such joinder shall not require the consent of any other party hereunder, and will be acknowledged by the Lender and the Trustee.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

13.            Miscellaneous.

13.1                           Rights and Obligations.

13.1.1                  It is acknowledged that any interest rate protection agreements that are issued in accordance with the Credit Agreement from time to time may be issued by an affiliate of the Lender, and in such event, that affiliate shall be bound by the obligations and entitled to the benefits of the Lender hereunder with respect to such interest rate protection agreements.

13.1.2                  All of the rights and obligations of the Trustee hereunder are for the benefit of and binding on the Noteholders.

13.1.3                  The terms of this Agreement are intended to set forth the relative rights and obligations of the Trustee and the Lender as between each other and nothing in this Agreement shall confer any rights on any Obligors.  Without limiting the generality of the foregoing, the Obligors shall not be entitled to require any release or subordination of Liens in connection with this Agreement.

13.2                           Lender and Trustee May Act through Agents.  The Lender and the Trustee may execute any of their respective rights or obligations under this Agreement (including but not limited to, Collateral Enforcement Actions) directly or indirectly by delegating such right to any agent or agents chosen by the Lender or the Trustee, as applicable (each such person, an “Agent”) and neither the Lender, nor the Trustee, shall be responsible for any misconduct on the part of any such Agent, appointed with due care by it hereunder.  Any Agent shall be entitled to reimbursed for costs and expenses in accordance with Section 13.3 hereof, be entitled to indemnification pursuant to Section 13.4 hereof and be entitled to the limitations on liability provided in Section 13.5 hereof.

13.3                           Costs and Expenses.  Without limiting the generality of any other cost reimbursement provisions that may be provided for in the Bank Documents or the Note Documents, the Company and each of the Guarantors, jointly and severally, agree to pay to the Lender, the Trustee and their respective Agents, from time to time upon demand all of fees, costs and expenses of the Lender, the Trustee and their respective Agents (including, without limitation, the fees and disbursements of counsel and other professionals and consultants as such party elects to retain) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement, any actions of the Lender or the Trustee contemplated by this Agreement or the enforcement of any provisions hereof, the Note Documents and the Bank Documents.  The obligations under this Section 132.3 shall survive the termination of this Agreement.

13.4                           Indemnification.  Without limiting any indemnification obligations of the Obligors that may be contained in any of the Bank Documents or the Note Documents, the Company and each of the Guarantors, jointly and severally, agree to pay, indemnify, and hold each of the Lender, the Trustee and their respective Agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (collectively, “Liabilities”) with respect to the execution, delivery, and performance of their obligations under this Agreement, any actions contemplated by this Agreement, any failure to act in accordance with the terms of this Agreement or any other Liabilities arising out of this Agreement, or the enforcement of any provisions hereof, the Note Documents and the Bank Documents.  The obligations under this Section 132.4 shall survive the termination of this Agreement.

13.5                           Limitation of Liabilities.  Except as provided in Sections 8.5 and 8.9, each of the Lender, the Trustee and their respective Agents shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, unless arising as a result of the gross negligence or willful misconduct of such party.  The provisions of this Section 13.5 shall survive the termination of this Agreement.

13.6                           Notices.  Unless otherwise expressly provided under this Agreement all notices, requests, demands, directions and other communications (collectively “Notices”) given to or made upon any party under the provisions of this Agreement shall be in writing (including facsimile communication) and if in writing shall be delivered by hand, nationally recognized overnight courier or U.S. mail or sent by facsimile, if to the Trustee to the following address: 101 Barclay Street, Fl. 8 West, New York, NY 10286 and if to the other parties hereto, to their respective  addresses and numbers set forth in the Credit Agreement or in accordance with any subsequent unrevoked confirmed written direction from any party to the others.  All Notices shall, except as otherwise expressly provided in this Agreement, be effective (a) in the case of facsimile, when received, (b) in the case of hand-delivered Notice, when hand delivered, (c) if given by U.S. mail, the day after such communication is deposited in the mails with overnight first class postage prepaid, return receipt requested, and (d) if given by any other means (including by air courier), when delivered.

13.7                           No Implied Obligations.  The Lender and the Trustee shall not be liable except for the performance of any such duties or obligations as are specifically set forth herein, and no implied duties, covenants or obligations shall be read into this Agreement against the Lender or the Trustee.

13.8                           Waivers.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Lender, the Trustee and the Company.

13.9                           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided, however, that Company and the Guarantors shall not assign or transfer its rights or obligations hereunder without the specific written approval of the Lender and the Trustee.

13.10                     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.  Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement.

13.11                     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

13.12                     Waiver of Jury Trial.  FOR THE PURPOSES OF THIS AGREEMENT, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND

INTENTIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OR OMISSIONS OF ANY PARTY HERETO, OR ANY OTHER PERSON, RELATING TO THIS AGREEMENT.

13.13                     Waiver of Certain Damages.  Each of the parties hereto waives the right to, and agrees not to assert any claim to, on any theory of liability, consequential, special, indirect, exemplary, punitive or any other damages other than actual direct damages, arising out of or otherwise relating to the transactions contemplated hereby.

13.14                     No Third-Party Beneficiaries.  All undertakings, agreements, representations and warranties contained in this Agreement are solely for the benefit of the Lender, the Trustee, the Noteholders, and their respective Agents, successors and permitted assigns.  There are no other parties who are intended to be benefited in any way by this Agreement and, without limiting the provisions of Section 13.13 nothing herein shall give the Company or the Guarantors or any third party any benefit or any legal or equitable right or remedy under this Agreement.  Without limiting the generally of the foregoing, the existence of this Agreement shall not (a) commit or obligate the Lender or the Trustee to make loans or extend credit to any of the Company or the Guarantors or (b) limit or effect any of rights or available remedies of the Lender or the Trustee pursuant to any other agreement with the Company or the Guarantors.

13.15                     Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.16                     Headings.  Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

THE BANK OF NEW YORK, as Trustee		FLEET NATIONAL BANK

By:	/s/ Marie E. Trimboli	By:	/s/
	Name: Marie E. Trimboli		Name:
	Title: Assistant Vice President		Title:

SHERIDAN ACQUISITION CORP.		THE SHERIDAN GROUP, INC.

By:	/s/ J. Rice Edmonds	By:	/s/ John A. Saxton
	Name: J. Rice Edmonds		Name: John A. Saxton
	Title: Vice President		Title: Chief Executive Officer

THE SHERIDAN GROUP HOLDING COMPANY		THE SHERIDAN PRESS, INC.

By:	/s/ John A. Saxton	By:	/s/ John A. Saxton
	Name: John A. Saxton		Name: John A. Saxton
	Title:		Title: Chief Executive Officer

CAPITAL CITY PRESS, INC.		SHERIDAN BOOKS, INC.

By:	/s/ John A. Saxton	By:	/s/ John A. Saxton
	Name: John A. Saxton		Name: John A. Saxton
	Title: Chief Executive Officer		Title: Chief Executive Officer

DARTMOUTH PRINTING COMPANY		DARTMOUTH JOURNAL SERVICES, INC.

By:	/s/ John A. Saxton	By:	/s/ John A. Saxton
	Name: John A. Saxton		Name: John A. Saxton
	Title: Chief Executive Officer		Title: Chief Executive Officer

UNITED LITHO, INC.

By:	/s/ John A. Saxton
Name: John A. Saxton
Title: Chief Executive Officer